                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




The Board of Directors
Coyote Sports, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of Coyote Sports, Inc. of our report dated May 19, 1997 except for Note 8 and Note 14, which are as of June 11, 1997 and August 11, 1997, respectively, relating to the consolidated balance sheets of Coyote Sports, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, which report appears in Form SB-2 No. 333-29077 of Coyote Sports, Inc.


                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG PEAT MARWICK LLP


Boulder, Colorado
March 9, 1998